Exhibit 10.2

SATISFACTION AGREEMENT AND RELEASE

This Satisfaction Agreement and Release (“Agreement”) is dated as of March ___, 2015 and is made by and between Millennium Healthcare Inc., a Delaware corporation (Millennium Healthcare Inc. and any subsidiaries of Millennium Healthcare Inc. are collectively referred to herein as the “Company”), and _________________________ (“Holder”).

WHEREAS, Holder is the beneficial owner of ________________notes in the aggregate principal amount of _____ (the “Notes”);

WHEREAS, the Holder and the Company agree that the Holder shall surrender the Notes in exchange for _________________________ shares of the Company’s Series G Preferred Stock (the “Satisfaction Shares”);

WHEREAS, the exchange of the Notes for the Satisfaction Shares is being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Act”) and 4(a)2 of the Act;

NOW, THEREFORE, in consideration of the mutual conditions and covenants contained in this Agreement, and for other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, it is hereby stipulated, consented to and agreed by and between the Company and Holder as follows:

1.          On the date hereof, the Holder shall deliver to the Company the originally executed Notes or an appropriately endorsed affidavit of loss (the “Affidavit”). And without any action of the Holder as of the execution of this Agreement, the Notes shall be void and of no further force or effect.

2.          The Holder hereby agrees that in exchange for the issuance of the Satisfaction Shares, Holder shall forego any interest that may be due on the Notes and as such no interest is due on the Notes.

3.          Within seven business days of the receipt of the original Notes or the Affidavit the Company shall, subject to the satisfaction or waiver of the conditions set forth in this Agreement and pursuant to Section 3(a)(9) of the Act, exchange the Notes for the Satisfaction Shares and shall deliver to the Holder the following certificate representing the Satisfaction Shares which certificates shall be delivered to the Holder as follows:

4.          The Holder represents that the Holder has the requisite legal capacity, power and authority to enter into, and perform under, this Agreement and to exchange the Notes and receive the Satisfaction Shares in exchange thereof. The execution, delivery and performance of this Agreement and performance by such Holder and the consummation by such Holder of the transactions contemplated hereby have been duly authorized by all requisite corporate, partnership or similar action on the part of such Holder and no further consent or authorization is required. This Agreement has been duly executed and delivered by the Holder, and constitutes the legal, valid and binding obligations of the Holder, enforceable against the Holder in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities laws. Holder understands that by executing this Agreement, Holder is automatically and irrevocably and contemporaneously exchanging such Holder’s Notes and thereafter such Notes will be null and void.

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5.          With respect to the Notes being exchanged by the Holder (i) the Holder owns, beneficially and of record, good and marketable title to the Notes free and clear of any taxes or encumbrances; (ii) the Notes being exchanged by the Holder are not subject to any transfer restriction; (iii) the Holder has not entered into any agreement or understanding with any person or entity to dispose of the Notes; and (iv) the Holder is conveying to the Company good and marketable title to the Notes, free and clear of any security interests, liens, adverse claims, encumbrances, taxes or encumbrances.

6.          RESERVED.

7.          Such Holder is an accredited investor as defined in Rule 501(a) of Regulation D, as amended, under the Act. Such Holder has accurately completed the Accredited Investor Questionnaire included with this Agreement. The Holder represents that the Holder has beneficially owned the Notes ________________.

8.          The Satisfaction Shares to be received by such Holder will be acquired for such Holder’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Act, and such Holder has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Act without prejudice, however, to such Holder’s right at all times to sell or otherwise dispose of all or any part of such Satisfaction Shares in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Holder to hold the Satisfaction Shares for any period of time. Such Holder is not a broker-dealer registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934 (the “Exchange Act”) or an entity engaged in a business that would require it to be so registered.

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9.          Holder has had the opportunity to review the current business prospects, financial condition and operating history of the Company as set forth in the filings that the Company has made with the Securities and Exchange Commission, including, but not limited to, the Company’s annual report on form 10-K (as amended) for the year ended December 31, 2013 which was filed with the Securities and Exchange Commission on April 18, 2014 and Amendment No. 10 to the Form 10 which was filed with the Securities and Exchange Commission on January 23, 2015. The Holder has also had the opportunity to ask questions and receive answers from the Company regarding the terms and conditions pertaining to my execution of this Agreement and the Holder has received all the information Holder consider necessary or appropriate for deciding whether to exchange such the Notes.

10.         No proceedings are pending or, to the knowledge of the Holder, threatened before any court, arbitrator or administrative or governmental body that would adversely affect the Holder’s right and ability to surrender and exchange the Notes.

11.         The Holder acknowledges that the exchange of the Notes for the Satisfaction Shares may involve tax consequences to the Holder and that the contents of this Agreement do not contain tax advice. Holder acknowledges that it has not relied and will not rely upon the Company with respect to any tax consequences related to the execution of this Agreement, and the consummation of the transactions contemplated by this Agreement, including the exchange of such Holder’s Notes. The Holder assumes full responsibility for all such consequences and for the preparation and filing of any tax returns and elections which may or must be filed in connection with the exchange of the Notes for the Satisfaction Shares.

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12.         The Holder understands that the Satisfaction Shares are being offered and exchanged in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein in order to determine the availability of such exemptions and the eligibility of the Holder to acquire the Satisfaction Shares. Holder acknowledges that that neither the Securities Exchange Commission nor any state securities commission has approved or disapproved of the transactions contemplated herein, passed up on the merits or fairness of the transaction; or passed upon the adequacy or accuracy of the disclosure in this document. If required by applicable securities laws, rules or regulations the certificates representing the Satisfaction Shares shall bear a restrictive legend substantially in the following form:

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES”

13.          Holder acknowledges that the Satisfaction Shares will be when issued to the Holder “restricted securities” and may not be sold by the holder absent a registration statement covering the resale of the Satisfaction Shares or an exemption from the registration requirement.

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14.         Neither the Company, its agents or employees nor the Holder has engaged any broker or finder or incurred any liability for any brokerage fees, commissions or finders’ fees in connection with the transactions contemplated by this Agreement.

14.         Holder is not now and has not been for at least 90 days prior to the date hereof Holder has not been an Affiliate of the Company. Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Act. As used herein “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

15.         Holder forever releases and discharges the Company, the Company’s heirs, executors, administrators, subsidiaries, successors, predecessors, officers (including, without limitation, Dominick Sartorio, Christopher Amandola, Anthony Urbano and David Perry), directors, shareholders, agents, control persons, past and present employees, insurers, and assigns (collectively, the “Released Parties”) from all actions, cause of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty or equity, against the Released Parties, that Holder or his heirs, executors, administrators and assigns ever had, now have or hereafter can, shall or may, have for, upon, or by reason of any matter, cause or thing whatsoever, whether or not known or unknown, from the beginning of the world to the day of the date of this Release, except for the Company’s obligations contained in this Agreement.

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16.         The parties understand and agree that this Agreement, including the facts and circumstances shall forever be deemed confidential between the parties. Except as required under the statutes, rules or regulations of any federal or state government, government agency, court of competent jurisdiction, the parties shall not disclose or divulge to others the terms or substance of this Agreement. Without limiting the generality of the foregoing, any non-disclosure provision in this agreement does not prohibit or restrict the Company from disclosing the contents and terms of this Agreement in any filing of the Company with the Securities and Exchange Commission (or any other regulatory filing), or the parties to this Agreement (or their attorneys) from responding to any court or government action pursuant to applicable law to disclose such information, provided, however, the party whom disclosure is sought gives the other parties to this Agreement prompt notice thereof so that such party may seek a protective order or other appropriate remedy.

17.         All parties acknowledge and represent that: (a) they have read this Agreement; (b) they clearly understand this Agreement and each of its terms; (c) they fully and unconditionally consent to the terms of this Agreement; (d) they have had the benefit and advice of counsel of their own selection; (e) they have executed this Agreement, freely, with knowledge, and without influence or duress; (f) they have not relied upon any other representations, either written or oral, express or implied, made to them by any person; and (g) the consideration received by them has been actual and adequate.

18.         This Agreement contains the entire agreement and understanding concerning the subject matter hereof between the parties and supersedes and replaces all prior negotiations, proposed agreement and agreements, written or oral. Each of the parties hereto acknowledges that neither any of the parties hereto, nor agents or counsel of any other party whomsoever, has made any promise, representation or warranty whatsoever, express or implied, not contained herein concerning the subject hereto, to induce it to execute this Agreement and acknowledges ands warrants that it is not executing this Agreement in reliance on any promise, representation or warranty not contained herein.

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19.         This Agreement may not be modified or amended in any manner except by an instrument in writing specifically stating that it is a supplement, modification or amendment to the Agreement and signed by each of the parties hereto.

20.         Should any provision of this Agreement be declared or be determined by any court or tribunal to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be severed and deemed not to be part of this Agreement.

21.         This Agreement may be executed in facsimile counterparts, each of which, when all parties have executed at least one such counterpart, shall be deemed an original, with the same force and effect as if all signatures were appended to one instrument, but all of which together shall constitute one and the same Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first indicated above.

MILLENNIUM HEALTHCARE INC.
______________
(Name)
(Title)

By:
(name and title)

STATE OF __________	)
) ss.:
COUNTY OF ________	)

On March ___, 2015, before the undersigned, a Notary Public in and for the said County and State, personally appeared _____________ known to me by satisfactory evidence to be such person, personally appeared and acknowledged he has read and executed the foregoing Satisfaction Agreement and Release and duly acknowledged to me that he executed the same.

Witness my hand and official seal.

Notary Public in and for said County and State

STATE OF __________	)
) ss.:
COUNTY OF ________	)

On March __, 2015, before the undersigned, a Notary Public in and for the said County and State, personally appeared____________, known to me as an officer of Millennium Health Care Inc. and to be the person whose name is subscribed on the within instrument, and acknowledged she/he has read and executed the foregoing Satisfaction Agreement and Release and duly acknowledged to me that she/he has the authority to execute, and has executed same.

Witness my hand and official seal.

Notary Public in and for said County and State

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